UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2008 (February 8, 2008)

FREESCALE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices, including zip code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 8, 2008, Freescale Semiconductor, Inc. (the “Company”) issued a press release announcing that Michel Mayer, Chairman and Chief Executive Officer of the Company, has decided to step down. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

(c) and (d) On February 13, 2008, the Company issued a press release announcing that the Company has named Richard M. Beyer as the Company’s new Chief Executive Officer and Chairman of the Board of Directors. Mr. Beyer will be based in Austin, Texas and will begin his duties in March, 2008. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Mr. Mayer will continue in his current roles until Mr. Beyer assumes his responsibilities with the Company.

Mr. Beyer, 59, has been the Chief Executive Officer and a Director of Intersil Corporation, a global designer and manufacturer of high performance analog semiconductors since May 2002. He joined Intersil Corporation when it acquired Elantec Semiconductor, Inc. the same year.

Mr. Beyer serves on the Board of Directors of Credence Systems Corp. and Xceive Corporation.

(e) On February 12, 2008, the Company entered into a separation and release agreement (the “Separation Agreement”) with Michel Mayer, setting forth the terms of Mr. Mayer’s separation from the Company. Under the Separation Agreement, Mr. Mayer will resign from his positions as an officer and director of the Company when Mr. Beyer joins the Company. Mr. Mayer’s employment with the Company will terminate effective as of May 1, 2008 (the “Separation Date”). The Company will continue to pay Mr. Mayer at his current rate of base salary and will continue his benefits and perquisites through the Separation Date.

The Separation Agreement further provides that, subject to certain conditions, the Company will provide Mr. Mayer with the following payments and benefits: (1) full vesting in 47,212.433 Class B Interests of Freescale Holdings, LP, the Company’s parent (“Freescale Parent”); and (2) a lump sum cash payment of $7,688,836.

The Separation Agreement also includes a release by Mr. Mayer of claims, covenants providing for continued assistance with respect to certain matters and the continued applicability of Mr. Mayer’s non-competition covenants for a period of two years from the Separation Date.

In addition, the Separation Agreement provides that the Company will repurchase 5,000 Class A Interests of Freescale Parent from Mr. Mayer, on such terms and conditions set forth in a definitive stock repurchase agreement to be executed no later than 15 business days after the date the Separation Agreement is executed.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

On February 11, 2008, the Company entered into an agreement with Mr. Beyer that covered the terms on which he would join the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Beyer will join the Company in mid-March, 2008. The financial terms of the Employment Agreement include: (1) a commencement bonus of $1,000,000; (2) an annual base salary of not less than $1,100,000; (3) a bonus for 2008 of at least $1,100,000; (4) starting with 2009, the possibility of an annual performance bonus of at least 150% of Mr. Beyer’s annual base salary as determined by the Board of Directors; (5) a grant of $12,500,000 in deferred cash compensation, vesting over three years; (6) a grant of 2,100,840 restricted stock units, vesting over three years; and (7) a grant of profits interests in Freescale Holdings LP providing certain distributions upon a return of capital to investors in excess of Freescale Holdings LP’s 2008 book value.

The Employment Agreement also provides that Mr. Beyer will be eligible to participate in any long-term incentive plans or programs and welfare and other benefit plans established by the Company for its senior officers generally.

Mr. Beyer is also entitled to severance upon a qualifying termination of employment. The severance is generally equal to two times (three times upon a qualifying termination following a change in control) the sum of his annual base salary and bonus. Upon a qualifying termination not in connection with a change in control, Mr. Beyer is also entitled to accelerated vesting of certain equity awards. In addition, the Company will provide a gross-up payment to Mr. Beyer with respect to any excise taxes resulting from parachute payments received by Mr. Beyer upon a qualifying termination following a change in control.

The Employment Agreement also includes a release of claims and non-competition and non-solicitation covenants by Mr. Beyer for a two-year period following termination of his employment with the Company for any reason.

A copy of the Employment Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement, dated February 12, 2008, between the Company and Michel Mayer

10.2	Employment Agreement, dated February 11, 2008, between the Company and Richard Beyer

99.1	Press release of Freescale Semiconductor, Inc., dated February 8, 2008

99.2	Press release of Freescale Semiconductor, Inc., dated February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ John Torres
Name:	John Torres
Title:	Senior Vice President, General Counsel
and Secretary

Date: February 14, 2008

Exhibit Index

Exhibit Number	Description
10.1	Separation Agreement, dated February 12, 2008, between the Company and Michel Mayer

10.2	Employment Agreement, dated February 11, 2008, between the Company and Richard Beyer

99.1	Press Release of Freescale Semiconductor, Inc., dated February 8, 2008

99.2	Press Release of Freescale Semiconductor, Inc., dated February 13, 2008